UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2004

FINISAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1308 Moffett Park Drive
Sunnyvale, California 94089
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 548-1000

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Matters.

          On March 1, 2004, Finisar Corporation completed the acquisition of the VCSEL Optical Products business of Honeywell International Inc. (“Honeywell”) located in Richardson, Texas. Attached as an exhibit is a press release announcing the closing of the transaction.

Item 7.  Financial Statements and Exhibits.

          (c)      Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 1, 2004 announcing the completion of the acquisition of Honeywell’s VCSEL Optical Products business.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINISAR CORPORATION

Date: March 1, 2004	By:	/s/ Stephen K. Workman

Stephen K. Workman
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 1, 2004 announcing the completion of the acquisition of Honeywell’s VCSEL Optical Products business.